EXHIBIT 10.12

                STANDARD GTEC REPRESENTATION AGREEMENT 2003-2004

                            REPRESENTATION AGREEMENT

This Representation Agreement is entered into this ____ day of ____________, between the following parties:

CLIENT INFORMATION

GENESIS TECHNOLOGY GROUP, INC. ("GTEC"), a US public corporation trading on Nasdaq, maintains offices in China, Germany and the United States. GTEC has created a family of technology and service related entities, via acquisitions, partnerships and joint ventures, with specific focus on the emerging markets in the Pacific Rim. As the first US-based Trust Member of the Shanghai United Equity & Assets Exchange (SUAEE), GTEC forges partnerships and alliances between foreign and Chinese companies, transfers technologies bilaterally, and sources funding from both Western and Chinese sources. (For reference, visit www.genesis-technology.net)

RECITALS

WHEREAS, GTEC has a strong network in Greater China and can assist CLIENT in business development by assisting in exporting its product line, sourcing funding, licensees, clients, contracts, channel and manufacturing partners and other business opportunities (hereinafter collectively referred to as "Opportunities") for CLIENT; and

WHEREAS, CLIENT's business strategy is to expand its market penetration into the People's Republic of China and possibly locate a joint venture partner for distribution and/or manufacturing. CLIENT has previously ventured into China to explore business opportunities, and Genesis is fully capable, through its Shanghai and Beijing offices, to capitalize on that experience.

NOW THEREFORE, in consideration of these premises, the parties agree as follows:

      1. Objective and Nature of Representation Agreement

         GTEC shall represent CLIENT exclusively in its area of industry-related Opportunities in Greater China. Under no circumstances, during the term of this contract, shall GTEC represent a competitor of CLIENT, without the expressed, written approval of CLIENT.

         CLIENT is not restricted in using other consulting or representatives in its normal course of business. However, CLIENT shall not distribute to others information about Opportunities submitted by GTEC, without the expressed, written permission of GTEC.

      2. Scope of Representation

         GTEC shall source and submit to CLIENT Opportunities on a frequent basis. These Opportunities will be in the areas of business interests of CLIENT. In each case, GTEC shall introduce the principals and decision makers to CLIENT, and represent CLIENT's interest in every case from introduction to negotiations to contract completion to implementation, as long as GTEC is retained by CLIENT as its representative.

      3. Obligations of the Parties

         a) For a period twelve (12) months, from _______________ to ______________, CLIENT shall retain the services of GTEC, as representative, consultant, and negotiator for securing business Opportunities. Through discussions already

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                STANDARD GTEC REPRESENTATION AGREEMENT 2003-2004

            completed, GTEC has designated individuals who can play a role in achieving success for CLIENT in China; these and other parties will contribute to identified Opportunities, while benefiting from the rewards of this Agreement, without additional obligation by CLIENT. The project manager, both in the U.S. and China, shall be Ms. Xun Mei DelSesto, GTEC Director of Business Development.

         b) GTEC shall receive from CLIENT a monthly retainer of Five Thousand Dollars (USD 5,000.00), payable by the 5th day of each month, the first payment being due upon the execution of this Agreement.

         c) In addition, GTEC shall receive from CLIENT an amount equivalent to five percent (5%) of the cash flow from any Opportunities sourced by GTEC.

         d) If GTEC develops CLIENT's alliance with STSE or other qualified sources, GTEC could create joint ventures and other similar entities in which CLIENT owns an equity interest. In each case, GTEC shall receive an interest in each entity equal to fifteen percent (15%) of CLIENT's ownership. In the event that GTEC can negotiate with the Chinese side to obtain an equity interest, then it shall reduce CLIENT's equity contribution to GTEC.

         e) Whether GTEC is retained beyond the initial 12 month period or not, success fees shall be due within 10 days of CLIENT receiving such revenues or fees from Opportunities sourced, at any time in the future.

         f) Both GTEC and CLIENT shall share with each other all communications between sourced contacts related to Opportunities, in a timely manner. Such communications made be by email, facsimile copies, or U.S. Postal Service, but timeliness is the key factor.

         g) GTEC is responsible for its own expenses related to securing Opportunities for CLIENT, except those expenses, which are approved in advance and in writing by CLIENT. CLIENT request a full accounting of GTEC expenses as it relates to CLIENT projects. CLIENT request review of projected expenses

      4. Liabilities of the Parties

         CLIENT and GTEC are responsible for their own activities, conduct, and business enterprises. Neither may obligate the other nor speak on the other's behalf. When any expenses or penalties are borne by either Company, then it is the sole responsibility of that party to bear such liabilities.

      5. Confidentiality

         All information exchanged between parties shall be considered confidential and not to be shared nor publicized, without the expressed, written permission of the other party. CLIENT may not contact sources derived from the Opportunities introduced by GTEC in Greater China, without the expressed, written permission of GTEC.

      6. Force Majeure

         A party to this Agreement shall not be liable for a failure to perform any of its obligations under this Agreement insofar as such party proves (a) that the failure was due to an impediment beyond control of such party (including delivery stoppage of primary products, strike,

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                STANDARD GTEC REPRESENTATION AGREEMENT 2003-2004

         lockout, other labor disputes, acts of war or terrorism, acts of God or nature and other interruptions of the company's operation); (b) that such party could not reasonably be expected to have avoided or overcome such impediment; and (c) that unanticipated changes of law or conditions in the global business environment create obstructions and difficulties beyond the control of parties to this Agreement.

      7. Written Form

         This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior communication, agreements, arrangements, representations, or warranties (whether oral or written) pertaining to the subject of this Agreement. Any modification or amendment of this Agreement shall be in writing. This also applies to any change of this provision.

      8. Notices

         All notices and other communication hereunder shall be given in writing to the addresses and representatives as follows:

         For GTEC: Gary L. Wolfson, CEO, 777 Yamato Road, Suite 130, Boca Raton, FL 33431 USA.

         For CLIENT:

      9. Applicable law

         This Agreement shall be governed by the laws of the State of Florida, United States of America.

     10. Dispute Resolution; Arbitration

         All disputes arising out of or relating to this Agreement shall be settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules.

         Should it become necessary to enforce this Agreement by litigation, the venue shall be Palm Beach County, Florida. The prevailing party shall be entitled to reasonable attorney fees and court costs.


IN WITNESS THEREOF, the parties have caused this Agreement to be signed, in duplicate, by their duly authorized representatives.


FOR CLIENT                              FOR GENESIS TECHNOLOGY GROUP, INC.



Signature:                              Signature:
Name:                                   Name:  Gary L. Wolfson
Title:                                  Title: CEO
Date:                                   Date:




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